                            -----------------------

                             QUESTIONS AND ANSWERS
----------------------------------------------------------

  Q. AM I ELIGIBLE FOR A ROTH IRA?

  A. Any individual who receives earned income from employment (including self-employment) and whose income is below certain levels can contribute to a Roth IRA.

  Q. HOW MUCH CAN I CONTRIBUTE?

  A. You can contribute up to $2,000 (or 100% of compensation, whichever is less) per year to any combination of traditional IRAs and Roth IRAs. If you are married, your spouse (whether or not employed) can also contribute up to $2,000 each year to any combination of his or her own IRAs and Roth IRAs, provided that the total amount contributed by both of you to traditional IRAs and Roth IRAs does not exceed your combined compensation.

  If you are single, the $2,000 maximum contribution will be reduced if your modified adjusted gross income ("AGI") exceeds $95,000 and will be eliminated if your modified AGI exceeds $110,000. If you are married and file a joint tax return, the $2,000 maximum contribution will be reduced if the combined modified AGI of you and your spouse exceeds $150,000 and will be eliminated if your modified AGI exceeds $160,000. If you are married and file separately, you will be treated as a single taxpayer provided that you do not live with your spouse at any time during the year. If you are married and file separately and you live with your spouse at any time during the year, the $2,000 maximum contribution will be reduced at any modified AGI level and will be eliminated if your modified AGI exceeds $10,000.

  Q. WHEN MUST I MAKE MY CONTRIBUTION?

  A. You can make a contribution for each tax year any time between January 1 of that year and April 15 of the following year. (If you make a contribution after December 31 that you wish to be considered as a contribution for the prior year, you will need to so designate in writing.) You are not required to make a contribution every year, but you cannot over-contribute in any year to make up for a year for which you did not contribute at all or made only a partial contribution.

  Q. ARE MY ROTH IRA CONTRIBUTIONS TAX-DEDUCTIBLE?

  A. No. All contributions to your Roth IRA are made on an after-tax basis, and none of your contributions are tax deductible.

  Q. WHEN CAN I WITHDRAW MONEY FROM MY ROTH IRA?

  A. You can withdraw all or part of your money at any time. However, for the year the withdrawals are made, you will be subject to ordinary income tax on withdrawals of earnings on your contributions UNLESS the withdrawals are made
(i) after you attain age 59 1/2 or become disabled, or for certain first home purchases and (ii) after the 5-taxable year period beginning with the first taxable year for which you or your spouse made a contribution to a Roth IRA (or, for distributions allocable to a rollover or conversion from a traditional IRA, in which the rollover or conversion was made). If your withdrawal is taxable and occurs before you attain age 59 1/2, you may also be subject to a 10% federal penalty on early withdrawals.

  Generally, withdrawals of amounts representing contributions to a Roth IRA are not taxable. For this purpose, withdrawals from a Roth IRA are deemed to be attributable to contributions rather than earnings until all contributions have been withdrawn. Unlike with traditional IRAs, you are not required to begin withdrawing money from your Roth IRA when you attain age 70 1/2.

[LOGO]

                                    -------

                            -----------------------
                               GT GLOBAL ROTH IRA

  Q. CAN I CONSOLIDATE MY OTHER IRA ASSETS WITH THE ASSETS IN MY GT GLOBAL ROTH IRA?

  A. Generally, all of your Roth IRAs can be consolidated by using either a Roth IRA Transfer or a Roth IRA Rollover. In addition, you may rollover distributions from a traditional IRA to a GT Global Roth IRA (or you may convert any traditional IRA to a GT Global Roth IRA) if your adjusted gross income in the year of rollover or conversion is $100,000 or less. The amount rolled over or converted will be included in your gross income for the tax year in which the rollover or conversion occurred; however, if you rollover a distribution from or convert a traditional IRA to a Roth IRA on or before December 31, 1998, the amount includible in your gross income will be spread out ratably over 1998 through 2001, rather than includible all in 1998.

  Q. WHAT IS THE DIFFERENCE BETWEEN A ROTH IRA TRANSFER AND A ROTH IRA ROLLOVER?

  A. A Roth IRA Transfer moves your Roth IRA assets directly from one financial institution to another. You may, for instance, consolidate your Roth IRA at GT Global by transferring Roth IRA assets from a bank, trust company, insurance company or mutual fund; your current custodian will liquidate your Roth IRA assets (if not currently held in GT Global Funds) and send the check directly to GT Global.

  A Roth IRA Rollover reinvests traditional IRA or Roth IRA assets distributed to you. With a rollover you can take receipt of your IRA assets for up to 60 days before reinvesting them (please note that you must reinvest your IRA assets within 60 days to maintain their tax-deferred status). You may do only one rollover between traditional IRAs or between Roth IRAs in any 12-month period. A rollover from a traditional IRA to a Roth IRA is not subject to the one-rollover-per-year limit, and there is no restriction on the number of Roth IRA Transfers you effect in a year.

  If you rollover assets distributed from a traditional IRA and also have made or plan to make a regular Roth IRA contribution for the same tax year, you may wish to roll the IRA assets into a separate Roth Conversion IRA and use a regular Roth IRA for your regular contributions.

  Q. I AM ELIGIBLE TO RECEIVE A DISTRIBUTION FROM AN EMPLOYER-SPONSORED PLAN. CAN I ROLL IT OVER TO A ROTH IRA AND KEEP IT TAX-DEFERRED?
  A. No. A distribution from an employer-sponsored plan may be rolled over to a traditional IRA, but not to a Roth IRA.

  Q. WHAT FORMS OR REPORTS DO I FILE FOR MY ROTH IRA CONTRIBUTIONS?

  A. If you make contributions to your Roth IRA, you must file Form 8606 with the IRS (and you should keep copies of all IRS Forms 8606 that you file).

  You do not report any interest income, dividends or capital gains or losses that occur in your Roth IRA.

  Q. WHAT FORMS OR REPORTS DOES GT GLOBAL FILE FOR MY ROTH IRA?

  A. GT Global will report to the IRS: your annual contributions, if any; your rollover contributions and the market value of your Roth IRA at December 31 of each year (Form 5498); and any distributions (Form 1099R).

                                    -------

                            -----------------------

                                     [LOGO]

                                 GT GLOBAL ROTH
                         INDIVIDUAL RETIREMENT ACCOUNT
                      DISCLOSURE STATEMENT AND APPLICATION
--------------------------------------------------------------------------------

--------------------------------------------
1. GENERAL
--------------------------------------------

  Internal Revenue Service Regulations require that you be given this Disclosure Statement for the purpose of informing you of the restrictions and limitations on how you may use a Roth Individual Retirement Account (IRA). Please read this Disclosure Statement together with the Custodial Agreement and the prospectus(es) for the GT Global Fund(s) in which you are investing. The provisions of the Custodial Agreement and prospectus(es) must prevail over this statement in any instance where the statement is incomplete or appears to be in conflict.
--------------------------------------------
2. IRREVOCABILITY OF ACCOUNT
--------------------------------------------

  The Internal Revenue Service requires that you receive this disclosure statement at least 7 days prior to the establishment of your Roth IRA. Because of this requirement, your application will not be accepted by the Custodian until at least 7 days after the date you received this disclosure statement, as indicated by you in the Roth IRA Custodial Agreement. Prior to such acceptance, you may receive back the entire amount that you have contributed, without reduction for fees or other expenses. You may request that your contribution be returned to you by writing to GT Global Investor Services, Inc. (agent for the Custodian), P.O. Box 7345, San Francisco, CA 94120-7345 or by calling GT Global Investor Services, Inc. toll free at (800) 223-2138 within 7 days of the date you have signed the Custodial Agreement. All telephone requests must be confirmed in writing. Once your application for a GT Global Roth IRA is accepted by the Custodian, it cannot be revoked by you.
--------------------------------------------
3. ELIGIBLE INDIVIDUAL
--------------------------------------------

  Generally, you may open a Roth IRA at any time (provided your adjusted gross income does not exceed certain levels). Unlike a traditional IRA, you may contribute to a Roth IRA even if you have attained age 70 1/2.
--------------------------------------------
4. YOUR ROTH IRA ACCOUNT
--------------------------------------------

  A Roth IRA is a trust or custodial account created or organized in the United States for your exclusive benefit or for the benefit of your beneficiaries. The Roth IRA must be created by written instrument that meets the following requirements:

  (1) The trustee or custodian must be a bank, federally insured credit union, savings and loan association, or (under federal regulations) another person eligible to act as trustee or custodian.

  (2) Except for rollovers and transfers, under applicable law, the trustee or custodian will not accept contributions of more than $2,000 in any tax year. You may make rollover and transfer contributions in amounts greater than $2,000. All contributions must be in cash except for rollovers and transfers which may, in the discretion of the trustee or custodian, be made in kind.

  (3) Your interest in the Roth IRA is nonforfeitable; that is, it is fully vested at all times.

  (4) No part of the trust or custodial funds may be invested in life insurance contracts or certain collectibles nor may the assets be commingled with other property except in a common trust fund or common investment fund.

  (5) If you die before the total amount in your Roth IRA has been distributed (or if your surviving spouse, as your beneficiary, dies before distributions have begun), any interest remaining must, by December 31 of the calendar year which contains the fifth anniversary of your death (or the death of your surviving spouse), be distributed in a single sum. However, if your (or your surviving spouse's) designated beneficiary wishes to receive payments over the beneficiary's life or over a specific period not exceeding the beneficiary's life expectancy, the beneficiary must elect to receive such payments by December 31 following the calendar year of your death. Such payments also must begin by that date. If your designated beneficiary is your spouse, payments

                                    -------

                            -----------------------
                               GT GLOBAL ROTH IRA

need not commence until December 31 of the year you would have attained 70 1/2 and your spouse may make additional contributions or rollovers in his or her own name to the IRA.

  (6) If your surviving spouse is your designated beneficiary, your Roth IRA assets may be rolled over into his or her own Roth IRA. No rollover from your Roth IRA is available for a beneficiary other than your surviving spouse.
--------------------------------------------
5. CONTRIBUTIONS
--------------------------------------------

MAXIMUM AMOUNT OF CONTRIBUTIONS

  The maximum amount that you may contribute to any combination of traditional IRAs and Roth IRAs is $2,000 per year or 100% of your compensation, whichever is less. If you are married, your spouse, whether or not employed, can also contribute up to $2,000 each year to any combination of traditional IRAs and Roth IRAs, provided that the total amount contributed to any combination of traditional IRAs and Roth IRAs by you and your spouse for any year may not exceed your combined compensation.

  The maximum contribution will be reduced if your modified adjusted gross income (AGI) (or, if you are married, the combined AGI of you and your spouse) exceeds certain levels. Your tax return will show you how to calculate your AGI, which, for purposes of determining the maximum amount of your Roth IRA contributions, is calculated without taking into account any foreign earned income or foreign housing exclusion or any excludable series EE savings bond interest. Your AGI will include any deduction you take with respect to your contributions to a traditional IRA. If you are at or below a certain AGI level, called the Threshold Level, you can make the maximum contribution to your Roth IRA.

  If you are single (or if you are married, file separately and live apart from your spouse during the entire year), your Threshold AGI Level is $95,000. The Threshold Level if you are married and file a joint tax return is $150,000. If you are married and live together but file a separate tax return, the Threshold Level is $0.

  If your AGI is $15,000 or more above your Threshold Level ($10,000 in the case of a joint return), you will not be able to make any contribution to a Roth IRA. If your AGI is less than $15,000 above your Threshold Level ($10,000 in the case of a joint return), you will still be able to make a contribution, but it will be limited in amount. The amount by which your AGI exceeds your Threshold Level (AGI-Threshold Level) is called your Excess AGI. The maximum allowable contribution ($2,000) is called your Maximum Contribution. You can calculate your contribution limit as follows:

    IF YOU FILE
    SEPARATELY:
 $15,000-EXCESS AGI                MAXIMUM
-------------------       X      CONTRIBUTION      =      CONTRIBUTION LIMIT
      $15,000
IF YOU FILE JOINTLY:
 $10,000-EXCESS AGI                MAXIMUM
-------------------       X      CONTRIBUTION      =      CONTRIBUTION LIMIT
      $10,000

  You must round the result to the next highest $10 level (the next highest number which ends in zero). For example, if the result is $1,525, you must round it up to $1,530. If the final result is below $200 but above zero, your Contribution Limit is $200. Your Contribution Limit cannot, in any event, exceed 100% of your compensation.

  EXAMPLE 1: Ms. Smith, a single person, has AGI of $103,619. She calculates her Contribution Limit as follows:

  HER AGI IS $103,619.
   HER THRESHOLD LEVEL IS $95,000.
   HER EXCESS AGI IS (AGI-THRESHOLD LEVEL) OR
    ($103,619-$95,000) = $8,619.
   HER MAXIMUM CONTRIBUTION IS $2,000.
   SO, HER CONTRIBUTION LIMIT IS:

 $15,000-$8,619
---------------       X       $2,000        =      $851 (ROUNDED TO $860)
    $15,000

  EXAMPLE 2: Mr. and Mrs. Young file a joint tax return. Each spouse earns more than $2,000, and they have a combined AGI of $154,255. They may each contribute to a Roth IRA and calculate their contributions to each Roth IRA as follows:

  THEIR AGI IS $154,255.
   THEIR THRESHOLD LEVEL IS $150,000.
   THEIR EXCESS AGI IS (AGI-THRESHOLD LEVEL) OR
    ($154,255-$150,000) = $4,255.
   THE MAXIMUM DEDUCTION FOR EACH SPOUSE IS
    $2,000.
SO, EACH SPOUSE MAY COMPUTE HIS OR HER ROTH IRA  CONTRIBUTION LIMIT AS FOLLOWS:

 $10,000-$4,255
---------------       X       $2,000        =         $1,149 (ROUNDED TO
    $10,000                                                 $1,150)

  The same result is achieved in this example even if one of the spouses did not have any compensation income for the year as long as the spouse earning compensation income for the year earned at least the amount contributed to both Roth IRAs.

                                    -------

                            -----------------------
                               GT GLOBAL ROTH IRA

  EXAMPLE 3: Mr. Jones, a married person, files a separate tax return and lived with Mrs. Jones during the year. He has $1,500 of compensation and wishes to make a contribution to a Roth IRA.

 HIS AGI IS $1,500.
  HIS THRESHOLD LEVEL IS $0.
  HIS EXCESS AGI IS (AGI-THRESHOLD LEVEL) OR
   ($1,500-$0) = $1,500.
  HIS MAXIMUM CONTRIBUTION IS $2,000.
  SO, HIS CONTRIBUTION LIMIT IS:

 $15,000-$1,500
---------------   X $2,000 = $1,800
    $15,000

  Even through his Roth IRA contribution limit under the formula is $1,800, Mr. Jones may not contribute an amount in excess of his compensation, so his actual contribution is limited to $1,500.

  EXAMPLE 4: If, in example 2, the Youngs filed separate tax returns and lived together during the year, and Mr. Young's AGI is $21,000, his Contribution Limit is calculated as follows:

 HIS AGI IS $21,000.
  HIS THRESHOLD LEVEL IS $0.
  HIS EXCESS AGI IS (AGI-THRESHOLD LEVEL) OR
   ($21,000-$0) = $21,000.
  HIS MAXIMUM CONTRIBUTION IS $2,000.
  SO, HIS CONTRIBUTION LIMIT IS:

 $15,000-$21,000
----------------   X $2,000 = $0
     $15,000

  Mr. Young would not be entitled to make any Roth IRA contribution under these circumstances.

  EXAMPLE 5: If, in example 4, Mr. and Mrs. Young lived apart the entire year, Mr. Young would determine his Contribution Limit under the rules applicable to single persons. Accordingly, Mr. Young's Contribution Limit would be the full amount of his Maximum Contribution ($2,000).

TAX EFFECT OF CONTRIBUTIONS

  All contributions to your Roth IRA (and, if applicable, your spouse's Roth
IRA) are made on an after-tax basis and are not tax deductible.
--------------------------------------------
6. TAX-FREE TRANSFER CONTRIBUTIONS
--------------------------------------------

  Transfers allow you to transfer Roth IRA assets directly from one Roth IRA trustee or custodian to another on a tax-free basis. If you already have a Roth IRA with another trustee or custodian, you may direct that trustee or custodian to transfer your Roth IRA assets to your GT Global Roth IRA without tax consequences, in accordance with the rules of your existing account. To authorize the GT Global Roth IRA Custodian to arrange a direct transfer from your existing Roth IRA, please complete the attached Roth IRA Transfer Authorization as well as the Roth IRA Application.
--------------------------------------------
7. TAX-FREE ROLLOVER CONTRIBUTIONS
--------------------------------------------

  Rollover contributions permit you to contribute amounts you receive from one Roth IRA to another Roth IRA without incurring any income tax liability. Most distributions from a Roth IRA may be rolled over to another Roth IRA without regard to whether it is a total or a partial distribution, except for certain distributions such as those in the form of annuity payments, installments over a period of ten or more years, and certain payments to non-spouse beneficiaries that are not eligible for rollover treatment. All or part of an eligible distribution from another Roth IRA may be rolled over into a GT Global Roth IRA by the 60th day after you receive the benefits from your first Roth IRA.

  You will not be taxed on the amount you roll over. You will be taxed on the portion of the distribution attributable to earnings on your contributions, if any, which is otherwise taxable and not reinvested within 60 days. The following summarizes some of the other rules applicable to rollover contributions.

  Rollovers between Roth IRAs may occur only once in any 12-month period, BUT THIS LIMIT DOES NOT APPLY TO A TRUSTEE-TO-TRUSTEE TRANSFER DESCRIBED IN SECTION 6 ABOVE.

  If property has been received from a Roth IRA, it may be sold and the proceeds of the sale rolled over. For example, if you were to receive a distribution consisting of stock, you could sell the stock and contribute the money you received from the sale to your Roth IRA within the 60-day period from your receipt of the stock. If you did not contribute all of the money you received from the sale, you would be taxed on the portion not rolled over and that is attributable to earnings on your contributions.

  Since many of the rules with respect to rollover situations are rather complex, you should check with your own tax adviser as to your ability to effect a rollover in your particular circumstances.
--------------------------------------------
8. ROLLOVERS FROM TRADITIONAL IRAS
--------------------------------------------

  You may rollover a distribution from a traditional IRA to a Roth IRA or convert a traditional IRA into a Roth IRA if, in the year of the rollover or conversion, your AGI is $100,000 or less. Such a rollover or conversion does not count toward the one-rollover-per-year limit. You are subject to income tax (but no penalty tax) on

                                    -------

                            -----------------------
                               GT GLOBAL ROTH IRA

the amount that would have been included in your gross income had it been distributed from the IRA and not rolled over or converted. Generally, this amount is includible in your gross income in the year of the rollover or conversion; however, for rollovers and conversions in 1998, the taxable amount is included in your gross income ratably over the four-year period beginning with 1998.

  You may wish to establish a separate, specially designated Roth Conversion IRA to hold only the rollovers and conversions you make in a particular year. Doing so may make it easier to identify the funds to which subsequent distributions from the Roth IRA are allocable. There is no limit on the number of Roth Conversion IRAs that you may have. You should check with your own tax adviser as to your eligibility to make a rollover from or a conversion of a traditional IRA and the impact of doing so in your particular circumstances.

  EXAMPLE: Mrs. Johnson is 50 years old and has a traditional IRA with assets of $60,000. Mrs. Johnson's AGI is $35,000. If Mrs. Johnson were to receive a distribution of the balance of her traditional IRA, it would all be taxable to her in the year of distribution. If, however, Mrs. Johnson in 1998 receives a total distribution from her traditional IRA and rolls it over into a Roth Conversion IRA, or if she converts her traditional IRA into a Roth Conversion IRA, she would include $15,000 in her gross income in 1998 and each of the next three years. If, instead, Mrs. Johnson makes the rollover or conversion after 1998, she would include the entire $60,000 in her gross income for that year.
--------------------------------------------
9. EXCESS CONTRIBUTIONS
--------------------------------------------

  Generally, an excess contribution is the amount of any contributions to your Roth IRA (other than a proper rollover or transfer contribution) for a taxable year that exceeds your Roth IRA contribution limit for that year. If you make an excess contribution, you may be subject to a 6% excise tax on the amount of the excess contribution.

  The 6% excise tax is imposed with respect to the tax year for which the excess contribution is made and for each later year until the excess amount is eliminated. The amount of this excise tax for any year cannot exceed 6% of the value of the account, determined as of the close of that tax year.

  If you make a contribution to your Roth IRA for a taxable year which exceeds your Roth IRA contribution limit, you may withdraw the contribution from your Roth IRA and the earnings thereon at any time prior to the due date for filing your Federal income tax return, including extensions, for the taxable year for which the contribution was made. If this is done, the return of the contribution will not be includible in your gross income as an Roth IRA distribution, and the contribution will not be subject to the 6% excise tax on excess contributions. However, the earnings on the contribution will be taxable income in the year for which the contribution was made, and may possibly be subject to the 10% tax on early distributions if you are under age 59 1/2 (see Section 11 below).

  You may also eliminate an excess contribution from your Roth IRA in a subsequent year by not contributing the maximum amount for that year and applying the excess contribution to the subsequent year's contribution.
--------------------------------------------
10. DISTRIBUTIONS
--------------------------------------------

  Distributions from your Roth IRA that are deemed to be attributable to your contributions are not subject to Federal income tax in the year of distribution. Distributions from your Roth IRA that are attributable to earnings on your contributions are generally not subject to federal income tax provided that (i) the distribution is received after the five-taxable-year period beginning with the first taxable year for which you or your spouse made a contribution to a Roth IRA (or, for distributions allocable to a rollover or conversion from a traditional IRA, in which the rollover or conversion was made), and (ii) the distribution is (A) made on or after the date on which you attain age 59 1/2,
(B) made to your designated beneficiary or to your estate on or after your death, (C) attributable to your disability, or (D) used to pay certain qualified acquisition costs with respect to a principal residence of your first home (or the first home of certain of your family members). For this purpose, distributions from your Roth IRA are deemed to be distributions of contributions rather than distributions of earnings until all contributions under the Roth IRA have been distributed. Any amounts distributed that are treated as taxable will be taxed as ordinary income. They are not eligible for capital gains treatment or the special five-year averaging rules that apply (for tax years beginning prior to 2000) to lump sum distributions from qualified employer plans.

  As provided in your Roth IRA Custodial Agreement you may elect to have your Roth IRA distributed in: a single sum payment; the form of an annuity; or equal annual installments over a specified period not to exceed your life expectancy or the joint life and last survivor

                                    -------

                            -----------------------
                               GT GLOBAL ROTH IRA

expectancy of you and your designated beneficiary. If you die before your Roth IRA is completely distributed to you, the remaining balance in your Roth IRA will be distributed to your beneficiary(ies) either in accordance with the method of distribution in effect at your death (if on or after distribution had begun) or as otherwise permitted (if your death occurs prior to the commencement of distributions).
--------------------------------------------
11. PREMATURE DISTRIBUTIONS
--------------------------------------------

  A penalty tax of 10% is imposed on taxable distributions made to you or your beneficiaries before you attain age 59 1/2. No penalty tax will be imposed if the distribution is (i) a return of nondeductible contributions, (ii) made on account of your death or disability, (iii) made in substantially equal payments over life or life expectancy as permitted in accordance with the provisions of
Section 72(t)(2) of the Code and the regulations promulgated thereunder, (iv) contributed to another Roth IRA as a "rollover" within 60 days, or (v) less than the amount of certain qualified higher education expenses incurred by you or certain of your family members. In addition, the penalty tax does not apply if the distribution is made (i) to pay for medical expenses in excess of 7.5% of your adjusted gross income or (ii) if you are unemployed, to pay for medical insurance premiums after you have received unemployment compensation for a specified period. This tax is in addition to any tax that is due because you must include the portion of the premature distribution attributable to taxable earnings in your gross income.
--------------------------------------------
12. TAXABILITY OF ACCOUNT
--------------------------------------------

  Your Roth IRA is exempt from tax unless you or your beneficiaries engage in a prohibited transaction under Section 4975 of the Internal Revenue Code. Examples of prohibited transactions include your borrowing from the Roth IRA or your selling property to or buying property from the Roth IRA.

  If you engage in a prohibited transaction, your Roth IRA will lose its tax-exempt status as of the first day of the tax year in which the prohibited transaction occurs. Once your Roth IRA loses its exempt status, you must include in your income for that tax year the portion of the IRA's assets attributable to taxable earnings. You will also be subject to the 10% penalty tax on premature distributions.

  If you use your Roth IRA or any portion thereof as security for a loan, the portion so used will be treated as distributed to you and the amount attributable to taxable earnings will be currently taxable and subject to the 10% tax on premature distributions.
--------------------------------------------
13. FINANCIAL DISCLOSURES
--------------------------------------------

  Contributions to your Roth IRA will be invested in shares of a GT Global Mutual Fund. You may receive earnings on your shares in the form of income dividends or net realized capital gain distributions. Such earnings will be reinvested in additional shares of a GT Global Fund. The growth in value of the Roth IRA is neither guaranteed nor projected. The gross income received by a GT Global Fund is reduced by the fees paid to the manager of the Fund, Chancellor LGT Asset Management, Inc., and by expenses incurred by the Fund, such as accounting fees, taxes, interest, trustee fees and brokerage charges. Each Fund's prospectus contains more complete information including charges, expenses, the risks of global investing and other matters of interest to a prospective investor.
--------------------------------------------
14. MISCELLANEOUS
--------------------------------------------

  You are required to file Form 5329 (Return for Individual Retirement Savings Arrangements) for a taxable year in which you are subject to penalty taxes in connection with your IRA.

  The enclosed Roth IRA custodial account agreement has been approved as to form for use in establishing Roth IRA custodial accounts by the Internal Revenue Service. The Internal Revenue Service approval is a determination as to form only and does not represent a determination of the merits of the account.
--------------------------------------------
15. ADDITIONAL INFORMATION
--------------------------------------------

  Additional information on Individual Retirement Accounts can be obtained from any district office of the Internal Revenue Service (IRS Publication 590).

                                    -------

                            -----------------------
                               GT GLOBAL ROTH IRA

                                     NOTES
----------------------------------------------------------

                                    -------

                         [IRS FORM 5305-RA Page 1 of 2]

                              [CAMERA READY COPY]

                         [IRS FORM 5305-RA Page 2 of 2]
                              [CAMERA READY COPY]

  See Exhibit A to Form 5305-A for additional terms applicable to your GT Global Roth IRA. Exhibit A is incorporated in and made part of your GT Global Roth IRA by this reference.

                              [CAMERA READY COPY]

                            -----------------------
                               GT GLOBAL ROTH IRA

                           EXHIBIT A TO FORM 5305-RA,
                                   ARTICLE IX
----------------------------------------------------------

The following provisions constitute Article IX of Form 5305-RA which is used to establish your GT Global Roth IRA.

  1. The Custodian is under no duty to compel the Depositor to make any contributions to the Account and shall have no duty to assure that such contributions are appropriate in amount (except to the extent that no annual contributions may exceed $2,000 or such other maximum annual level as may be later authorized by law).

  2. The amount of each contribution by the Depositor shall be applied to the purchase of shares of GT Global Funds (hereinafter "Funds"). The Depositor acknowledges receipt of the applicable current prospectus(es) of the Fund(s). All dividends and capital gain distributions received on securities held in the custodial account (the "Account") shall be reinvested in additional shares of the Funds and credited to the Account. Shares acquired in the Account will be held beneficially for the Depositor in the name of the Custodian or its nominee.

  3. The Custodian shall deliver to the Depositor all shareholder notices and reports, prospectuses, financial statements, proxy material and other material as they are received from the Funds. The Custodian shall vote at all shareholder meetings of the Funds in accordance with written instructions of the Depositor which will be secured by the Custodian. If no written instructions are received from the Depositor, the Depositor's shares shall not be voted, except that the Custodian may vote present for the purpose of determining the presence of a quorum.

  4. The Custodian may resign upon at least 60 days written notice to the Depositor and may be removed by the Depositor upon 60 days written notice to the Custodian. Upon resignation by the Custodian, it shall transfer the assets of the Account in such a manner as the Depositor shall designate, but in the absence of such designation, the Custodian will use its best efforts to transfer the assets of the Account to a successor custodian to be held under a Roth IRA qualifying under Section 408A of the Internal Revenue Code. Upon removal of the Custodian by action of the Depositor, the assets of the Account shall be transferred in accordance with the Depositor's instructions.

  5. By completing the Beneficiary Designation section of the Roth IRA Application, the Depositor may designate one or more beneficiaries to receive such benefits in the event of the Depositor's death. Should the Depositor die without an effective designation of beneficiary, the assets of the Account shall be distributed to the Depositor's surviving spouse, or if there is no surviving spouse, to the Depositor's estate in a single payment, unless another method of distribution has been elected by such spouse or estate, as applicable.

  6. In the event a Depositor's contribution to the Account in any year exceeds $2,000, such excess amount shall be deemed to be a "rollover contribution" permitted under Article I of the Account agreement, unless the Depositor certifies otherwise to the Custodian in a form satisfactory to it.

                                    -------

                            -----------------------
                               GT GLOBAL ROTH IRA

                                     NOTES
----------------------------------------------------------

                                    -------

[LOGO]
   GT Global Funds
 P.O. Box 7345, San Francisco, CA 94120-7345                                                          ROTH IRA APPLICATION
 800/223-2138

ACCOUNT REGISTRATION
TYPE OF ACCOUNT: / / CONTRIBUTORY / / ROLLOVER/CONVERSION FROM A TRADITIONAL IRA (I HAVE ATTACHED A COMPLETED IRA CONVERSION
AUTHORIZATION FORM, IF APPLICABLE.) / / ROTH IRA ROLLOVER / / TRANSFER (I HAVE ATTACHED A COMPLETED ROTH IRA TRANSFER
AUTHORIZATION.)

Name                                                            Telephone Number (       )
------------------------------------------------------------    ---------------------------------------------
Address                                                         --------------------------------------------------------------
-----------------------------------------------------------     Social Security Number
      Street                                                    Date of Birth
--------------------------------------------------------------  ------------------------------------------------------
City                  State     Zip Code
FUND SELECTION & INITIAL CONTRIBUTION
Enclosed is a check for $ ------------------ made payable to GT Global Investor Services, Inc. (as agent for the Custodian) to be invested in the Fund(s) hereby specified. PLEASE READ THE PROSPECTUS OF SUCH FUNDS CAREFULLY BEFORE YOU INVEST. (If this is a transfer or rollover from another IRA, please indicate Fund preference and the percentage of the contribution you wish allocated to each Fund only. Also complete the separate Roth IRA Transfer Authorization Form or the IRA Conversion
Authorization Form, as applicable.)

 TO PURCHASE THE FUNDS LISTED BELOW PLEASE SELECT EITHER (NOT APPLICABLE TO FLOATING RATE FUND): / / CLASS A SHARES / / CLASS B SHARES (NOT AVAILABLE FOR THE DOLLAR FUND) / / CLASS C SHARES (NEW DIMENSION FUND ONLY) OR / / ADVISOR CLASS SHARES. If a class share box is not checked, your investment will be made in Class A Shares.

                                   INITIAL CONTRIBUTION                                              INITIAL CONTRIBUTION
   07 / / GT GLOBAL       $                OR                 %   03 / / GT GLOBAL EUROPE   $                OR                 %
          WORLDWIDE       -----------------    ----------------          GROWTH FUND        -----------------    ----------------
          GROWTH FUND
   05 / / GT GLOBAL       $                OR                 %   13 / / GT GLOBAL LATIN    $                OR                 %
          INTERNATIONAL   -----------------    ----------------          AMERICA GROWTH     -----------------    ----------------
          GROWTH FUND                                                    FUND
   16 / / GT GLOBAL       $                OR                 %   24 / / GT GLOBAL AMERICA  $                OR                 %
          EMERGING        -----------------    ----------------          SMALL CAP GROWTH   -----------------    ----------------
          MARKETS FUND                                                   FUND
   22 / / GT GLOBAL       $                OR                 %   06 / / GT GLOBAL AMERICA  $                OR                 %
          CONSUMER        -----------------    ----------------          MID CAP GROWTH     -----------------    ----------------
          PRODUCTS AND                                                   FUND
            SERVICES
       FUND
   17 / / GT GLOBAL       $                OR                 %   23 / / GT GLOBAL AMERICA  $                OR                 %
          FINANCIAL       -----------------    ----------------          VALUE FUND         -----------------    ----------------
          SERVICES FUND
   11 / / GT GLOBAL       $                OR                 %   04 / / GT GLOBAL JAPAN    $                OR                 %
          HEALTH CARE     -----------------    ----------------          GROWTH FUND        -----------------    ----------------
          FUND
   19 / / GT GLOBAL       $                OR                 %   10 / / GT GLOBAL GROWTH   $                OR                 %
          INFRASTRUCTURE  -----------------    ----------------          & INCOME FUND      -----------------    ----------------
          FUND
   21 / / GT GLOBAL       $                OR                 %   08 / / GT GLOBAL          $                OR                 %
          NATURAL         -----------------    ----------------          STRATEGIC INCOME   -----------------    ----------------
          RESOURCES FUND                                                 FUND
   15 / / GT GLOBAL       $                OR                 %   09 / / GT GLOBAL          $                OR                 %
      TELECOMMUNICATIONS  -----------------    ----------------          GOVERNMENT INCOME  -----------------    ----------------
          FUND                                                           FUND
   02 / / GT GLOBAL NEW   $                OR                 %   18 / / GT GLOBAL HIGH     $                OR                 %
          PACIFIC GROWTH  -----------------    ----------------          INCOME FUND        -----------------    ----------------
          FUND
   01 / / GT GLOBAL       $                OR                 %   25 / / GT GLOBAL NEW      $                OR                 %
          DOLLAR FUND     -----------------    ----------------          DIMENSION FUND     -----------------    ----------------
  750 / / GT GLOBAL       $                OR                 %   26 / / GT GLOBAL          $                OR                 %
          FLOATING RATE   -----------------    ----------------          DEVELOPING         -----------------    ----------------
                                                                         MARKETS FUND
                                                                  TOTAL INITIAL                               $
                                                                  CONTRIBUTION:                      --------------------
                                                                  CONTRIBUTION YEAR:                 --------------------

 NOTE: Minimum Initial Contribution -- $100 per Fund; $250 -- Floating Rate
       Fund.
       Maximum Annual Individual Contribution (except for rollovers and transfers) -- $2,000.
       Maximum Annual Individual and Spousal Contribution (except for rollovers and transfers) -- $4,000 (provided no more than $2,000 is invested in any one account).

 TELEPHONE EXCHANGE
 I, either directly or through the Authorized Agent, if any, named below, hereby authorize the Transfer Agent of the GT Global Fund, to honor any telephone, telex or telegraphic instructions believed to be authentic for exchange between any of the Funds distributed by GT Global, Inc. ("GT Global"). I understand and agree that the account will be subject to the telephone exchange privilege described in the applicable GT Global Fund's current prospectus and agree that GT Global, GT
 Global Funds and the Funds' Transfer Agent, their officers and employees, will not be responsible for the authenticity of any telephone, telex, or telegraphic instructions nor be liable for any loss arising out of any such telephone, telex or telegraphic instructions effected including any such loss due to negligence on the part of such entities. The telephone exchange privilege is not available for Floating Rate Fund.

 FOR USE BY AUTHORIZED AGENT (BROKER/DEALER OR ADVISOR) ONLY
 We hereby submit this Roth IRA Application for the purchase of shares including shares purchased under a Right of Accumulation or Letter of Intent in accordance with the terms of our Selling Agreement with GT Global and with the Prospectus(es) for the GT Global Fund(s). We agree to notify GT Global of any purchases properly made under a Letter of Intent or Right of Accumulation.

 Broker/Dealer or Advisor Name_________________________________________________
 Main Office Address___________________________________________________________
 Branch Number_______ Representative's Number______ Representative's Name______


 Branch Address -------------------------                     Telephone Number------------------

 For Class A, B and C shares and Floating Rate Fund:
 Broker/Dealer's Authorized Signature X -----------           Title------------------------

 For Advisor Class shares only:
 We hereby submit this Roth IRA Application for the purchase of Advisor Class shares in accordance with the terms of our
 Advisor Class Agreement with GT Global and with the Prospectus and Statement of Additional Information of each Fund purchased.

 Advisor's Authorized Signature  X -----------                Title---------------------

DESIGNATION OF BENEFICIARY(IES)
If you require more room to name additional beneficiaries, please provide the necessary information on a separate sheet, and indicate next to each name whether beneficiary is primary or contingent.
PRIMARY BENEFICIARY(IES)
I hereby designate the following person(s) to receive any interest remaining in my Roth IRA upon my death:

1.   Name ---------------------------------------       Address ---------------------------------------------------------------
     Relationship ------------ Date of Birth --------   Social Security Number ------------------------    Share of Account     %
                                                                                                                           ------
2.   Name ---------------------------------------       Address ---------------------------------------------------------------
     Relationship ------------------- DOB --------      Social Security Number ------------------------    Share of Account     %
                                                                                                                           ------
CONTINGENT BENEFICIARY(IES)
I hereby designate the following person(s) to receive any interest remaining in my Roth IRA upon my death:
1.   Name ---------------------------------------       Address ---------------------------------------------------------------
     Relationship ------------------- DOB --------      Social Security Number ------------------------    Share of Account     %
                                                                                                                           ------
2.   Name ---------------------------------------       Address ---------------------------------------------------------------
     Relationship ------------------- DOB --------      Social Security Number ------------------------    Share of Account     %
                                                                                                                           ------

 Unless otherwise indicated above, the benefit payable hereunder shall be paid in equal shares to the Primary Beneficiaries who survive the Participant. If no Primary Beneficiary(ies) survives the Participant, the payment shall be made in equal shares (or as otherwise indicated above) to the Contingent Beneficiary(ies) who survive the Participant. The Participant reserves the right to change the above beneficiary by filing a new Beneficiary Designations Form with the Custodian. Should no named beneficiary survive the date of distribution, the account shall be distributed to my surviving spouse, or if there is no surviving spouse, in a single payment to my estate. ONLY THE MOST RECENT EXECUTED DESIGNATION OF BENEFICIARY(IES) ON FILE WITH GT GLOBAL INVESTOR SERVICES, INC. (AS AGENT FOR THE CUSTODIAN) WILL BE HONORED.
 CONSENT OF SPOUSE
 I consent to the above Beneficiary Designation.

 Signature of Spouse:
 ------------------------------------------------------------------
 Date:
 ------------------
 (Note: May be required in community property states if any person other than or in addition to Participant's Spouse is designated as Beneficiary.)

REDUCED SALES CHARGES

 RIGHT OF ACCUMULATION -- CLASS A SHARES ONLY

 / / I certify that I qualify for the Right of Accumulation sales charge discount described in the prospectus and statement of additional information of the Fund(s) purchased.

 / / I own shares of more than one GT Global Mutual Fund. Below is a schedule showing the numbers of each of my Shareholder Accounts.

 / / The registration of some of my shares differs from that shown on this Roth
     IRA Application. Below is a schedule showing the account number(s) and full registration in each case.

STATEMENT OF INTENTION -- CLASS A SHARES ONLY
I agree to the Statement of Intention set forth in the Prospectus(es) for the Fund(s) in which I am investing. Although I am not obligated to do so, it is my intention to invest over a thirteen-month period in Class A shares of the GT Global Mutual Funds, in an aggregate amount at least equal to:

/ / $50,000           / / $100,000           / / $250,000          / / $500,000

  LIST OF OTHER GT GLOBAL MUTUAL FUND ACCOUNTS:
  ____________________________         _________________________________________
  ____________________________         _________________________________________
  ____________________________         _________________________________________
 Account Numbers                                           Account Registrations
 AGREEMENT AND SIGNATURE
 I acknowledge receipt of the Disclosure Statement and Roth IRA Custodial Agreement for the GT Global Roth IRA. I hereby affirm that I have received and read and agree to the terms & conditions of the current Prospectus(es) of the Fund(s) in which I have directed GT Global Investor Services, Inc. (as agent for the Custodian) to invest my contribution(s). I have the authority and legal capacity to purchase fund shares, am of legal age, and believe each investment is suitable for me. It is my responsibility to read the prospectus of any fund into which I exchange. I understand that all information provided in this application applies to any new funds into which my shares may be exchanged. I agree to the terms and provisions set forth in this Roth IRA Application including those contained in the Telephone Exchange section, the Disclosure Statement, the Roth IRA Custodial Agreement and the Prospectus(es). AS REQUIRED BY THE INTERNAL REVENUE SERVICE, I CERTIFY, UNDER PENALTIES OF PERJURY, THAT THE TAXPAYER IDENTIFICATION NUMBER GIVEN ON THE FACE OF THIS
 ROTH IRA APPLICATION IS CORRECT AND THAT I AM NOT SUBJECT TO BACKUP
 WITHHOLDING IN MY IRA(S). THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

 Signature X_______________________________ Date ______________________________
           Individual
 FOR GT GLOBAL USE ONLY

 ACCEPTED:

 X__________________________________________________ __________________________
 Signature of Custodian or its Agent                              Date

[LOGO]
   GT Global Funds
 P.O. Box 7345, San Francisco, CA 94120-7345                                               ROTH IRA TRANSFER AUTHORIZATION
 800/223-2138

 Please complete a separate Transfer Authorization for each Account to be transferred.

 TO EXISTING CUSTODIAN:
 Name of Existing Roth IRA Custodian________________ Telephone_(______)________ Address________________________ ______________________ ___________ ___________
       Street                 City                 State      Zip Code
 Individual Policy or Account:______________________ in the name of ___________
                           Account Name    Account Number         Your Name
 Please liquidate/transfer in kind* $________________ or ________________% of my Roth IRA identified above and transfer those funds by a check, made payable to:
 GT Global Investor Services, Inc., for
 _____________________, Roth IRA Account #_____________________________________
 Investor's Name                             Existing GT Global Account Number,
                                                                  if applicable

 THIS FORM, ALONG WITH ALL CHECK(S) SHOULD BE MAILED TO: GT GLOBAL INVESTOR SERVICES, INC. (AS AGENT FOR THE CUSTODIAN), P.O. BOX 7345, SAN FRANCISCO, CA 94120-7345.

X
--------------------------------------------  ----------------------------------------  --------------------------------------------
Investor's Signature                          Date                                                  Signature Guarantee
                                                                                             (if required by current Custodian)

 * If this Roth IRA currently holds shares of a GT Global Fund, you may request a direct transfer of shares.

 FOR GT GLOBAL USE ONLY

 GT Global Investor Services, Inc. (as agent for the GT Global Roth IRA Custodian) agrees to accept the transfer described above and upon written receipt will apply the proceeds to investments as designated by the Investor. X_____________________________________________________ _______________________
 Signature of Custodian or its Agent                     Date

[LOGO]                                                                                                  IRA CONVERSION AUTHORIZATION
   GT Global Funds
 P.O. Box 7345, San Francisco, CA 94120-7345
 800/223-2138
TO CURRENT IRA TRUSTEE OR CUSTODIAN:

Name of Current IRA Trustee or Custodian:                                                             Telephone  (      )
                                                       ---------------------------------------------       -------------------------

Address: ------------------------------------- ------------------------------------- ------------------ ------------------
       Street                                    City                                    State                  Zip Code
IRA Account: ---------------------------------------------------------- -------------------------------------------------
             Name of IRA Owner                                                       IRA Account Number

 Please send my entire account balance in the IRA identified above directly to my GT Global Roth IRA Custodian, for:
 __________________________, Roth IRA Account #________________________________
 Roth IRA Owner Name                     (GT Global Account Roth IRA #, if
 known)

 Please make this direct payment either in the form of a check made payable, or by wire, to GT Global Investor Services, Inc., for the benefit of my Roth IRA. All checks should be mailed to GT Global Investor Services, Inc. (as agent for the Custodian), P.O. Box 7345, San Francisco, CA 94120-7345.

 SIGNATURE OF DEPOSITOR

 I hereby certify that my adjusted gross income for the year in which this conversion occurs does not exceed $100,000 or, if I am married, I am not filing a separate return for the year. I acknowledge that, due to the complexities involved in the tax treatment of conversions of IRAs, the Custodian has recommended that I consult with my tax advisor or the Internal Revenue Service before completing this transaction to make certain that this transaction qualifies as a conversion and is appropriate in my individual circumstances. I hereby release the Custodian from any claim for damages on account of the failure of this transaction to qualify as a valid conversion.

X
--------------------------------------------  --------------------  ----------------------------------------------------------------
Depositor's Signature                         Date                          Signature Guarantee (if required by current IRA)

 FOR GT GLOBAL USE ONLY

 GT Global Investor Services, Inc. (as agent for the GT Global Roth IRA Custodian) agrees to accept the conversion described above and upon receipt of such funds will apply those funds to investments as designated by the Depositor.
 X__________________________________________________ __________________________
 Signature of Custodian or its Agent                          Date

 [LOGO]
    GT Global Funds                                           SUPPLEMENTAL APPLICATION
  P.O. Box 7345, San Francisco, CA 94120-7345                 FOR AUTOMATIC INVESTMENT PLAN
  800/223-2138

 ACCOUNT REGISTRATION
 PLEASE NOTE: Automatic Investment Plan may ONLY be used for current year Roth IRA contributions.
 Please supply the following information exactly as it appears on the Fund's records.

 ---------------
                                                              -------------
  Name                                                        Account Number

  ------------------------
                                                              --------------------
  Address                                                     Telephone Number

  ------------------------
                                                              --------------------
  City        State        Zip Code                           Social Security Number
                                                              -----------------------------------
 AUTOMATIC INVESTMENT PLAN                                    Date of Birth
 I hereby authorize the Transfer Agent of the GT Global Funds to debit my personal checking account on the designated dates in order to purchase shares in the Fund(s) indicated at the applicable public offering price determined on that day. Please indicate if your purchase is for (not applicable to Floating Rate Fund): / / Class A Shares, / / Class B
 Shares or / / Class C Shares (New Dimension Fund only).

 Fund: --------------------------  $-----------  or   ------% Fund:--------------------------  $-----------  or   ------%

 Fund: --------------------------  $-----------  or   ------% Fund:--------------------------  $-----------  or   ------%

 Fund: --------------------------  $-----------  or   ------% Fund:--------------------------  $-----------  or   ------%

 / / Monthly on the 25th day
 / / Quarterly beginning on the 25th day of the month you first select:
 --------------                           (Month)
(The request for participation in the Plan must be received by the 1st day of the month in which you wish investments to begin.)
Amount of each debit (minimum $100)  $
                                     ------------------------------------------------------------------
NOTE: A Bank Authorization Form (below) and a voided personal check must accompany the Automatic Investment Plan
Application.

AGREEMENT AND SIGNATURES

IF YOU HAVE SELECTED A SPECIAL INVESTMENT OPTION, PLEASE COMPLETE THE
SECTION BELOW.
The investor(s) certifies(y) and agree(s) that the certifications, authorizations, directions and restrictions contained herein will continue until the Transfer Agent of the GT Global Funds receives written notice of any change or revocation. Any change in these instructions must be in writing with all signatures guaranteed (if applicable).

------------------------------------
Date
X                                     X
------------------------------------  -------------------------------------
Signature                             Signature

------------------------------------  -------------------------------------
Signature Guarantee* (if applicable)  Signature Guarantee* (if applicable)
X                                     X
------------------------------------  -------------------------------------
Signature                             Signature

------------------------------------  -------------------------------------
Signature Guarantee* (if applicable)  Signature Guarantee* (if applicable)
*Acceptable signature guarantors: (1) a commercial bank; (2) a U.S. trust company; (3) a member firm of a U.S. stock exchange; (4) a foreign branch of any of the foregoing; or (5) any other eligible guarantor institution.
 A notary public is NOT an acceptable guarantor. An investor with questions concerning the GT Global Mutual Funds signature guarantee requirement should contact the Transfer Agent.

[LOGO]
   GT Global Funds
 Fifty California Street                                                                                    SUPPLEMENTAL APPLICATION
 27th Floor                                                                                            PORTFOLIO REBALANCING PROGRAM
 San Francisco, CA 94111-4624

 ACCOUNT REGISTRATION EXISTING
 SHAREHOLDER ACCOUNT NUMBER

 NOTE: Trust registrations should specify name of trustee(s), beneficiary(ies) and date of trust instrument. Registration for Uniform Gifts/Transfers to Minors accounts should be in the same name of one custodian and one minor and include the state under which the custodianship is created.


 --------------------------------------
 Owner                                    Social Security Number / / or Taxpayer Identification Number ("TIN") / /
--------------------------------------    (Check applicable box)
 Co-owner 1                               If more than one owner, social security number or TIN should be provided for first
--------------------------------------    owner listed. If a purchase is made under Uniform Gift/Transfer to Minors Act, social
 Co-owner 2                               security number of the minor must be provided.
 --------------------------------------   Resident of / / U.S. / / Other (specify)------------------------------
 Street Address                           Failure to provide TIN will result in 31% withholding on redemptions and exchanges.

                                                                               (       )                      (       )
 ------------------------------------------------------------------------------------------------------------------------------
 City, State, Zip Code                                                            Home Telephone             Business Telephone

 FUND SELECTION $500 MINIMUM INITIAL INVESTMENT REQUIRED FOR EACH FUND SELECTED FOR CLASS A AND CLASS B SHARES. CHECKS SHOULD BE MADE PAYABLE TO "GT GLOBAL INVESTOR SERVICES, INC."

 TO PURCHASE THE FUNDS LISTED BELOW PLEASE SELECT EITHER   / / Class A
 Shares   / / Class B Shares or   / / Advisor Class Shares

 If a class share box is not checked, your investment will be made in Class A shares. Minimum 2 funds; Maximum 10 funds; Minimum 5% allocation per Fund.

07 / / GT GLOBAL WORLDWIDE GROWTH FUND                 ----------      03 / / GT GLOBAL EUROPE GROWTH FUND           ----------
05 / / GT GLOBAL INTERNATIONAL GROWTH FUND             ----------      13 / / GT GLOBAL LATIN AMERICA GROWTH FUND    ----------
16 / / GT GLOBAL EMERGING MARKETS FUND                 ----------      24 / / GT GLOBAL AMERICA SMALL CAP GROWTH     ----------
                                                                       FUND
26 / / GT GLOBAL DEVELOPING MARKETS FUND               ----------      06 / / GT GLOBAL AMERICA MID CAP GROWTH FUND  ----------
25 / / GT GLOBAL NEW DIMENSION FUND                    ----------      23 / / GT GLOBAL AMERICA VALUE FUND           ----------
11 / / GT GLOBAL HEALTH CARE FUND                      ----------      04 / / GT GLOBAL JAPAN GROWTH FUND            ----------
15 / / GT GLOBAL TELECOMMUNICATIONS FUND               ----------      10 / / GT GLOBAL GROWTH & INCOME FUND         ----------
19 / / GT GLOBAL INFRASTRUCTURE FUND                   ----------      09 / / GT GLOBAL GOVERNMENT INCOME FUND       ----------
17 / / GT GLOBAL FINANCIAL SERVICES FUND               ----------      08 / / GT GLOBAL STRATEGIC INCOME FUND        ----------
21 / / GT GLOBAL NATURAL RESOURCES FUND                ----------      18 / / GT GLOBAL HIGH INCOME FUND             ----------
22 / / GT GLOBAL CONSUMER PRODUCTS AND SERVICES FUND   ----------      01 / / GT GLOBAL DOLLAR FUND                  ----------
02 / / GT GLOBAL NEW PACIFIC GROWTH FUND               ----------      Total percentage must equal 100%.

Rebalance frequency -- check one:   / / Monthly   / / Quarterly   / / Semi annually   / / Annually

 CAPITAL GAINS AND DIVIDEND DISTRIBUTIONS

 All capital gains distributions and dividends will be reinvested in additional shares of the same class unless appropriate boxes below are checked:

 / / Pay capital gain distributions only in cash   / / Pay dividends only in
 cash   / / Pay capital gain distributions and dividends in cash.
 Investment will be split according to allocation.

AGREEMENTS & SIGNATURES
The investor(s) certifies(y) and agree(s) that the certifications, authorizations, directions and restrictions contained herein will continue until the Transfer Agent of the GT Global Funds receives written notice of any change or revocation. ANY CHANGE
IN THESE INSTRUCTIONS MUST BE SIGNED IN WRITING.

------------------------------------------------------------
Date
X                                                             X
-----------------------------------------------               -----------------------------------------------
Signature                                                     Signature
X                                                             X
-----------------------------------------------               -----------------------------------------------
Signature                                                     Signature

                            -----------------------
                               GT GLOBAL ROTH IRA

                                     NOTES
----------------------------------------------------------

                                    -------

                            -----------------------
                               GT GLOBAL ROTH IRA

                                     NOTES
----------------------------------------------------------

January 1998                                                            RTHQA801

                                    -------
                                     DS-22